Calculation of Filing Fee Tables
S-3
BONK, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,403.21
			Net Fee Due:						$ 6,406.79
Offering Note
[1]	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form S-3 under the Securities Act. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Bonk, Inc.	S-3	333-267644	09/28/2022		$ 7,403.21	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 79,862,040.14
Fee Offset Sources		Bonk, Inc.	S-3	333-267644		09/28/2022						$ 7,403.21
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On September 28, 2022, the Registrant filed a registration statement on Form S-3 (File No. 333-267644) (as amended, the "2022 Registration Statement") with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $100,000,000. In connection with the filing of the 2022 Registration Statement, the Registrant made a fee payment in the amount of $9,270.00. Pursuant to Rule 457(p) under the Securities Act, registration fees of $7,403.21 that have already been paid and remain unused with respect to an indeterminate number of securities with an aggregate offering price of $79,862,040.14 that were previously registered pursuant to the 2022 Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form S-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date